Consent of Independent Accountants

         We consent to the inclusion in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A (1993 Act File Number 33-8214) of Standish, Ayer & Wood Investment Trust: Standish Massachusetts Intermediate Tax Exempt Fund, Standish Intermediate Ta x Exempt Fund, Standish Small Cap Tax-Sensitive Equity Fund, Standish Tax-Sensitive Equity Fund (the "Funds") of our report dated November 19, 1996, on our audit of the financial statements and financial highlights of the Funds, which report is included in the Annual Report to Shareholders for the period ended September 30, 1996, which is also included in this Registration Statement.

         We also consent to the references to our Firm under the caption "The Funds Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                                       Coopers & Lybrand L.L.P.

                                                       Boston, Massachusetts
                                                       January 22, 1997